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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               October 29, 1997
               Date of Report (Date of earliest event reported)



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                            WASTE MANAGEMENT, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


          1-7327                                           36-2660763
  (Commission File Number)                               (IRS Employer
                                                      Identification No.)

               3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS   60523
                (Address of principal executive offices)  (Zip code)


                                (630) 572-8800
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.
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On October 29, 1997, the registrant's Board of Directors announced that it had received and accepted the resignation of the registrant's Chairman and Chief Executive Officer, Ronald T. LeMay, effective immediately. The Board also announced that Robert S. (Steve) Miller, a director of the registrant, had been named acting Chairman of the Board and Chief Executive Officer.

The registrant also announced that its Board of Directors is in the process of appointing a search committee and will retain an executive recruiting firm to help identify a new Chief Executive Officer. In addition, the registrant announced that the Nominating Committee of its Board had engaged an executive recruiting firm to identify two new independent directors to serve on the registrant's Board.

Also on October 29, 1997, the registrant announced that its Senior Vice President and Chief Financial Officer, John D. Sanford, had resigned to become Chief Financial Officer of CDI Corporation. The registrant further indicated that during the process of recruiting a new Chief Financial Officer, Donald Chappel, 46, Vice President and Controller of the registrant's Waste Management of North America, Inc. subsidiary, will serve as the registrant's acting Chief Financial Officer.

The registrant also indicated that its former Executive Vice President, James E. Koenig, had resigned.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     No financial statements or pro forma financial information are required to be filed as a part of this report. There are no exhibits filed as part of this report.
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                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      WASTE MANAGEMENT, INC.



                                      By:  /s/ Herbert A. Getz
                                           -----------------------------
                                           Herbert A. Getz
                                           Senior Vice President

Dated: November 3, 1997